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                                                                    EXHIBIT 16.1

October 7, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have read the statements made by ACNielsen Corporation (the "Company") on page 58 of the Company's Information Statement, which is included as Exhibit
2.1 to the Company's Registration Statement on Form 10 (the "Form 10"), which we understand will be filed with the Commission on October 7, 1996. We agree with the statements concerning our Firm in such Form 10.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.